UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 9, 2011
Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5330 East 31st Street, Tulsa, Oklahoma  74135
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
         (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
         CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

New Chairman of the Board Named

On December 9, 2011, the Board of Directors (the “Board”) of Dollar Thrifty Automotive Group, Inc. (the “Company”) named Scott L. Thompson as the new Chairman of the Board effective immediately.  Mr. Thompson has been a member of the Board as well as the President and Chief Executive Officer of the Company since October 2008.  Mr. Thompson assumed the Chairman role from Richard W. Neu, who will remain on the Board in the position of lead independent director.

2012 Incentive Compensation Plan

On December 9, 2011, the Human Resources and Compensation Committee (the “Committee”) of the Board approved the 2012 Executive Incentive Compensation Plan (the “Incentive Compensation Plan” or “ICP”), the annual bonus plan for 2012 for executive officers, including four individuals who were included as Named Executive Officers in our most recent proxy.  The Incentive Compensation Plan provides participants with the opportunity to earn an annual bonus (the “Incentive Award”) based on the Company’s earnings before interest, taxes, depreciation and amortization, adjusted for certain other items (“Corporate Adjusted EBITDA”).

Pursuant to the ICP, if Corporate Adjusted EBITDA for 2012 equals or exceeds the pre-established minimum threshold, a bonus pool will be established as a percentage of Corporate Adjusted EBITDA (the “Bonus Pool”), subject to a maximum pool size.  The Incentive Award will be paid in cash no later than March 15, 2013 unless the Bonus Pool exceeds a specified threshold, in which case a portion of the Incentive Awards will be paid in cash and the remainder will be issued in the form of performance unit awards or “Performance Units”.  The Performance Units, if awarded, will be based on the fair market value of the common stock when the amount of each Incentive Award is determined and will generally vest in installments of 25% and 75% on December 31 of 2013 and 2014, respectively.

The portion of the Bonus Pool to be allocated to each Named Executive Officer is discretionary and will be determined by the Committee when the amount of the Bonus Pool is determined, based in part on achievement of certain pre-established criteria.  In the event there is a change in control of the Company prior to the Incentive Award payment date, (a) allocations for participants whose employment continues following a change in control will be made on a basis at least as favorable as those that applied under the 2011 ICP but will be based on the 2012 Bonus Pool as of the date of the change in control and paid in cash on the Incentive Award payment date,  (b) participants whose employment is terminated in a manner entitling them to severance under an employment continuation arrangement prior to the Incentive Award payment date will be paid the 2012 Incentive Award in cash in accordance with the terms of the applicable employment continuation arrangement and (c) a target bonus opportunity will be established for purposes of the Company’s employment continuation arrangements.  The ICP also includes a mechanism for forfeiture and, if applicable, repayment by the Named Executive Officers and other participants of awards where the participant engages in material “Detrimental Activity” as defined in the plan.

2012 Performance Unit Grant Agreement

On December 9, 2011, the Committee approved the issuance of Performance Unit Awards for executive officers, including four of the Named Executive Officers, pursuant to the Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan. The Performance Unit Awards generally vest in installments of 25% and 75% on December 31 of 2013 and 2014, respectively, subject to meeting a pre-established Corporate Adjusted EBITDA threshold for 2012.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.                                                      Description

99.1	Press release of Dollar Thrifty Automotive Group, Inc. dated December 12, 2011: Dollar Thrifty Board Appoints Scott L. Thompson Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

December 15, 2011	By:	/s/ H. CLIFFORD BUSTER III
H. Clifford Buster III
Senior Executive Vice President, Chief Financial
Officer and Principal Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                                      Description

99.1	Press release of Dollar Thrifty Automotive Group, Inc. dated December 12, 2011: Dollar Thrifty Board Appoints Scott L. Thompson Chairman of the Board